AMENDMENT NO. 1 TO
                              AMENDED AND RESTATED
                        AGREEMENT, SCHEMES OF ARRANGEMENT
                           AND PLAN OF REORGANIZATION

         This Amendment No. 1 (this "Amendment") is made as of June 28, 2000, by and among LaSalle Re Holdings Limited, a company organized under the laws of Bermuda ("LaSalle Holdings"), LaSalle Re Limited, a company organized under the laws of Bermuda and a majority owned Subsidiary of LaSalle Holdings ("LaSalle Re"), Trenwick Group Inc., a Delaware corporation ("Trenwick") and Trenwick Group Ltd. (formerly known as Gowin Holdings International Limited), a company organized under the laws of Bermuda ("New Holdings"), and amends the Amended and Restated Agreement, Schemes of Arrangement and Plan of Reorganization (the "Agreement"), dated as of March 20, 2000, by and among LaSalle Holdings, LaSalle Re, Trenwick and New Holdings. Capitalized terms used and not defined in this Amendment shall have the meanings set forth in the Agreement.

         WHEREAS, LaSalle Holdings, LaSalle Re, Trenwick and New Holdings are parties to the Agreement.

         WHEREAS, LaSalle Holdings, LaSalle Re, Trenwick and New Holdings desire to amend the Agreement to provide for an extension of the date on which the Agreement may be terminated by either LaSalle Holdings or Trenwick absent prior occurrence of the Effective Time.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

         1. Amendment of Section 7(b)(i). Section 7(b)(i) of the Agreement is amended by deleting such Section in its entirety and inserting in its place the following

         "if the Effective Time shall not have occurred on or before the first business day following September 30, 2000; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;"

         2. Effectiveness. This Amendment shall be effective as of the date first written above. Except as amended hereby, the Agreement shall remain in full force and affect and shall be otherwise unaffected hereby. Any reference to the Agreement set forth in the Agreement shall refer to the Agreement as amended by this Amendment after the date hereof.


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         3. Miscellaneous.  This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such State. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed, all as of the date and year first above written.



                                       LASALLE RE HOLDINGS LIMITED

                                       By: /s/  Guy D. Hengesbaugh
                                           -------------------------------
                                       Name:   Guy D. Hengesbaugh
                                       Title:  President and Chief Executive
                                               Officer


                                       LASALLE RE LIMITED

                                       By: /s/  Guy D. Hengesbaugh
                                           -------------------------------
                                       Name:   Guy D. Hengesbaugh
                                       Title:  President and Chief Executive
                                               Officer



                                       TRENWICK GROUP INC.

                                       By: /s/ James F. Billett, Jr.
                                           -------------------------------
                                       Name:   James F. Billett, Jr.
                                       Title:  Chairman, President and
                                               Chief Executive Officer



                                       TRENWICK GROUP LTD.

                                       By: /s/ John V. Del Col
                                           -------------------------------
                                       Name:   John V. Del Col
                                       Title:  Director